UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2010

THOMPSON CREEK METALS COMPANY INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-33783	98-0583591
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

26 West Dry Creek Circle
Suite 810
Littleton, Colorado 80120

(Address of Principal Executive Offices)

(303) 761-8801

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former name or former address, if changed since last
report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 1.01.  Entry into a Material Definitive Agreement

As previously announced on a Current Report on Form 8-K filed on July 15, 2010, Thompson Creek Metals Company Inc. (the “Company”) announced the execution of a definitive agreement pursuant to which the Company will acquire all of the issued and outstanding equity of Terrane Metals Corp. (“Terrane”).  The acquisition transaction will be implemented by way of a court-approved plan of arrangement under British Columbia law (the “Arrangement”).  Following the announcement of the Arrangement, pursuant to a letter agreement dated August 20, 2010 (the “Letter Agreement”), the Company and Terrane have agreed to a revised form of plan of arrangement that was attached as Exhibit B to the Arrangement Agreement, dated July 15, 2010, by and among the Company and Terrane (originally included as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission on July 21, 2010).  Among other changes, the revised form of plan of arrangement specifies the consideration to be received in lieu of the issuance of fractional shares by the Company and includes certain technical and “clean-up” changes.

The Letter Agreement with Terrane, which includes the revised form of plan of arrangement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 disclosure by reference.

Item 7.01. Regulation FD Disclosure

In connection with the Arrangement, a Notice of Special Meeting and Management Information Circular (the “Circular”) will be mailed to the common shareholders and optionholders of Terrane containing, among other things, pro forma financial statements of the Company and information regarding the employment agreements with certain Terrane employees following the Arrangement.

The pro forma financial statements of the Company included in the Circular are attached hereto as Exhibit 99.1. The pro forma financial statements contained in the Circular are not intended to replace the pro forma financial information required by Items 2.01 and 9.01 of Form 8-K, which the Company intends to file at the appropriate time.

Terrane has written employment agreements with the following officers of Terrane: (i) Robert Pease, President and Chief Executive Officer, (ii) Basil Huxham, Chief Financial Officer, (iii) Peter Marshall, Senior Vice President Project Development, (iv) Paul Hosford, Vice President Engineering, and (v) Darren O’Brien, Vice President Exploration.  These agreements contain change of control provisions entitling the executive to receive a lump sum payment from Terrane if such executive chooses to resign and terminate their employment with Terrane within 46 days of a change of control occurring.  The transactions contemplated by the Arrangement will constitute a change of control of Terrane for purposes of these agreements.  The Terrane Board of Directors has determined that the Arrangement will result in lump sum payments aggregating approximately $1.2 million being paid to these executive officers of Terrane following completion of the Arrangement.  As of the date of this Current Report on Form 8-K, Mr. Pease, Mr. Huxham and Mr. Marshall have informed Thompson Creek that they intend to exercise their right to terminate their employment and receive aggregate payments of $926,500.  All references in this Current Report on Form 8-K to sums of money are expressed in Canadian dollars.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
2.1	Letter Agreement between Thompson Creek Metals Company Inc. and Terrane Metals Corp., dated August 20, 2010

99.1	Pro Forma Financial Statements of Thompson Creek Metals Company Inc. related to the acquisition of Terrane Metals Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMPSON CREEK METALS COMPANY INC.

	By:	/s/ Dale Huffman
Date: August 25, 2010	Name:	Dale Huffman
	Title:	Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
2.1	Letter Agreement between Thompson Creek Metals Company Inc. and Terrane Metals Corp., dated August 20, 2010

99.1	Pro Forma Financial Statements of Thompson Creek Metals Company Inc. related to the acquisition of Terrane Metals Corp.